Exhibit 99.1
PureCycle Technologies Provides Third Quarter 2023 Update
-Processed 409k lbs of feed through purification and sent first commercial shipments of Ultra-Pure Recycled (“UPR”) resin for Formerra and Milliken.
-Ironton operations continue to improve daily with onstream performance increasing across core process operation; key challenge has been to maintain pelletization due to a mechanical leak that will be permanently repaired in November.
-Raised $250 million gross proceeds through the issuance of 7.25% Green Convertible Senior Notes due 2030
-Negotiated an agreement in principle for a Limited Waiver and Second Supplemental Indenture with Ironton Bondholders to extend remaining milestone completion dates by three months in exchange for $50 million in cash collateral.
(ORLANDO, Florida – November 7, 2023) – PureCycle Technologies, Inc. (“PureCycle” or “the Company”) (NASDAQ: PCT), a U.S.-based company revolutionizing plastic recycling, today, announced a corporate update for the third quarter ending September 30, 2023.
Management Commentary
Dustin Olson, PureCycle’s Chief Executive Officer, said, “Ironton is the first facility of its kind and as expected, we are working through many challenges in getting the facility to run on a continuous basis. We continue to remove constraints, solve problems, and improve operational efficiency. Most of the challenges we have faced since we first produced pellets in June have been mechanical in nature and part of the operational learning curve. We have identified a set of reliability and operational improvements that are expected to be addressed during a 2-week outage in November, including the installation of an automatic screen changer on the final product extruder, which has impacted continuous run times.
These last few months have tested us, but the PureCycle team continues to improve its understanding of this technology. We’ve overcome significant issues, identified many lessons learned, and incorporated these changes into the November outage. We are now focused on completing the outage, restarting the plant, and making Ironton a long-term success.”
Larry Somma, PureCycle’s Chief Financial Officer, added, “We successfully closed $218.5 million of net proceeds from the placement of our Green Senior Convertible Notes in the third quarter. We are grateful to our investors that have placed their trust in us. These proceeds will enable the Company to continue its equity investment in the Augusta project until we are able to close on project financing. We have spent a great deal of time evaluating the project finance landscape and believe that consistent operations in Ironton are important to our fundraising success and look forward to being able to progress our project financing process.”

Ironton Update
During the third quarter, our efforts were focused on completing the third bondholder milestone of producing 4.45 million pounds of UPR resin during a 30-day period by September 30th. Due, in part, to a power outage in August that we subsequently learned damaged a seal, as well as additional mechanical issues that were identified after the seal repair, the Company was unable to complete the third milestone in a timely manner.
Following the Company’s inability to complete the September 30, 2023 milestone, the Company and the Bondholders agreed in principle to a Limited Waiver and Second Supplemental Indenture that provides a three-month delay for the remaining milestone dates and transfers additional funds for specified purposes. The Limited Waiver is expected to be executed this week.
Management remains committed to achieving PureCycle’s next bondholder milestone of producing 4.45 million pounds of UPR resin in a month by December 31, 2023. We currently have more than 15.1 million pounds of feedstock available for Ironton operations.
Liquidity and Capital Resources
As of September 30, 2023, PureCycle had total liquidity of $396.1 million, including $211.3 million of unrestricted liquidity, and $184.8 million in restricted cash. PureCycle also has access to a $150 million undrawn revolving line of credit. PureCycle had $506.3 million in Long-term debt and Related party notes payable, including $49.8 million of discount and issuance costs at quarter-end. As previously referenced, the Company raised $250 million in gross proceeds through the private placement of 7.25% Green Convertible Senior Notes due 2030 that closed on August 24, 2023.
Conference Call
The Company will hold a conference call Wednesday, November 8th at 11:00 a.m. EST to provide an update on recent corporate developments, including activity from the third quarter and updated future strategic plans.
Third Quarter 2023 Conference Call Details
Date:                 Wednesday, November 8, 2023
Time:                 11:00 a.m. EST
Participant Registration:    CLICK HERE
Please register for the conference call using the above link in advance of the call start time. If you have any difficulty connecting with the conference call, please contact PureCycle Investor Relations at (689) 233-3595.
The conference call will have a live Q&A session and be available for replay CLICK HERE and on the Company’s website at www.purecycle.com. Please note there will no longer be a telephonic replay.
A replay of the conference call will be available after 3:00 p.m. EST on the day of the call through November 7, 2024.
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Forward-Looking Statements
This press release contains forward-looking statements, including statements about the outcome of any legal proceedings to which PureCycle is, or may become a party, and the financial condition, results of operations, earnings outlook and prospects of PureCycle. Forward-looking statements generally relate to future events or PureCycle’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of PureCycle and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in each of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and PureCycle’s Quarterly Reports on Form 10-Q, those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following:
• PCT's ability to obtain funding for its operations and future growth and to continue as a going concern;
• PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s UPR resin (as defined below) in food grade applications (including in the United States, Europe, Asia and other future international locations);
• PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations);
• expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives;
• the ability of PCT’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) to be appropriately certified by Leidos (as defined below), following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner;
• PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility;
• PCT’s ability to complete the necessary funding with respect to, and complete the construction of, (i) its first U.S. multi-line facility, located in Augusta, Georgia (the “Augusta Facility”); (ii) its first commercial-scale European plant located in Antwerp, Belgium and (iii) its first commercial-scale Asian plant located in Ulsan, South Korea, in a timely and cost-effective manner;
• PCT’s ability to sort and process polypropylene plastic waste at its plastic waste prep (“Feed PreP”) facilities;
• PCT’s ability to maintain exclusivity under the Procter & Gamble Company (“P&G”) license (as described below);
• the implementation, market acceptance and success of PCT’s business model and growth strategy;

• the success or profitability of PCT’s offtake arrangements;
• the ability to source feedstock with a high polypropylene content at a reasonable cost;
• PCT’s future capital requirements and sources and uses of cash;
• developments and projections relating to PCT’s competitors and industry;
• the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action case;
• geopolitical risk and changes in applicable laws or regulations;
• the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including rising interest rates, availability of capital, economic cycles, and other macro-economic impacts;
• turnover or increases in employees and employee-related costs;
• changes in the prices and availability of labor (including labor shortages), transportation and materials, including significant inflation, supply chain conditions and its related impact on energy and raw materials, and PCT’s ability to obtain them in a timely and cost-effective manner;
• any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the current situation in Israel);
• the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and
• operational risk.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
About PureCycle Technologies
PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process is designed to remove color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) plastic that can be recycled and reused multiple times, changing our relationship with plastic.
www.purecycle.com

Investor Relations Contact:
Charles Place
cplace@purecycle.com
689.233.3595
Media Contact:
Christian Bruey
cbruey@purecycle.com
352.745.6120